Exhibit 99.1

Quantum-Si Reports Second Quarter 2026 Financial Results and
Provides Proteus™ Development Update
Company updates anticipated commercial launch of Proteus to Q2 2027, cost-reduction actions expected to extend cash runway into Q4 2028 and highlights estimated new market opportunities for protein sequencing

BRANFORD, Conn. -- (GLOBE NEWSWIRE) -- August 13, 2026 -- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), a proteomics technology company redefining protein analysis through single-molecule protein sequencing, today announced financial results for the second quarter ended June 30, 2026.

Press Release Highlights

•Reported second quarter 2026 revenue of $344 thousand during the Proteus transition period.
•Updated anticipated Proteus launch timeline to Q2 2027 to incorporate an additional integrated instrument design cycle focused on manufacturing readiness, system repeatability, and customer experience at launch.

•Highlighted an estimated $4 billion non-human proteomics market opportunity identified through on-going Platinum commercialization activities.
•Announced a reduction in force of approximately 20% of the Company’s workforce to align resources and spending with the updated Proteus launch timeline.
•Extended cash runway into Q4 2028 from Q2 2028.

“Our conviction in Proteus remains strong. Testing of our integrated instruments has generated sequencing data that reinforces our confidence in the underlying technology,” said Jeff Hawkins, president and Chief Executive Officer of Quantum-Si. “As we advanced the program, we concluded that adding an additional integrated instrument design cycle was the most responsible path to strengthen manufacturing readiness, improve system performance, and ensure a successful customer experience at launch. While this decision extends the timeline, we believe it significantly improves our readiness for commercialization and positions Proteus to create the maximum long-term value for customers, shareholders, and the broader scientific community.”

Hawkins continued, “As we continue to advance Proteus toward commercialization, our ongoing customer work is also expanding our view of the platform’s addressable markets. Over the past few months, we have been working with multiple customers applying protein sequencing to agricultural applications, pathogen detection and typing, and viral protein surveillance applications. Based on this work, we believe the non-human proteomics market opportunity for Proteus is substantial, at more than $4 billion annually and is likely to be larger as we continue to develop our understanding of additional non-human markets.”

Second Quarter 2026 Financial Results

For the second quarter of 2026, the Company recorded revenue of $344 thousand, compared to $591 thousand in the second quarter of 2025. For the six months ended June 30, 2026, the Company recorded revenue of $602 thousand, compared to $1.4 million in the prior-year period. The year-over-year decrease reflected the Company’s ongoing transition from Platinum to the anticipated Proteus platform, including lower instrument demand, continued consumable usage by existing customers, and commercial programs intended to support customer migration to Proteus. Gross profit was $172 thousand and gross margin was 50% in the second quarter of 2026. For the six months ended June 30, 2026, gross profit was $246 thousand and gross margin was 41%, with results affected by revenue mix, timing of sales, and transition-period commercial activity.

Total operating expenses were $25.8 million for the second quarter of 2026, compared to $30.5 million for the same period in the prior year, and $49.9 million for the six months ended June 30, 2026, compared to $56.1 million for the same period in the prior year. Adjusted total operating expenses were $22.6 million for the second quarter of 2026, compared to $23.8 million for the same period in the prior year, and adjusted total operating expenses for the six months ended June 30, 2026, were $43.9 million compared to $46.6 million for the same period in the prior year. Spending levels reflected continued investment in Proteus development and commercialization readiness, partially offset by ongoing expense management.

The Company also announced cost-reduction actions, including a reduction in force affecting approximately 20% of total company headcount. The actions are expected to streamline operating expenses in connection with the revised Proteus development and launch timeline while maintaining resources for critical development, manufacturing, and commercial readiness activities. The Company expects the actions to generate approximately $12 million in annualized operating expense savings once fully implemented.

Net loss was $23.5 million for the second quarter of 2026, compared to a net loss of $28.8 million for the same period in the prior year, and net loss was $45.2 million for the six months ended June 30, 2026, compared to a net loss of $48.0 million for the same period in the prior year. Adjusted EBITDA was negative $21.2 million for the second quarter of 2026, compared to negative $22.2 million in the same period of the prior year, and negative $41.2 million for the six months ended June 30, 2026, compared to negative $43.7 million for the same period in the prior year. A reconciliation of the non-GAAP financial measures adjusted total operating expenses and adjusted EBITDA is provided in a table included in this press release.

As of June 30, 2026, the Company’s cash, cash equivalents and investments in marketable securities were $169.9 million. Based on the updated operating plan, including the announced workforce reduction and other cost-management actions, the Company expects its existing capital to fund operations into the fourth quarter of 2028.
2026 Financial Guidance
For the full year 2026, the Company reiterated the following financial guidance, as initially issued on March 3, 2026:

Revenue:	Approximately $1.0 million
Adjusted total operating expenses:	$98.0 million or less
Total cash usage:	$93.0 million or less

The Company continues to view 2026 as a transition year ahead of the anticipated Proteus launch. The updated anticipated launch timing of Q2 2027 is intended to allow the Company to complete additional integrated instrument design and testing work, advance verification and validation activities, and further prepare for manufacturing and commercial launch. The Company expects 2026 revenue to continue to reflect the transition from Platinum to Proteus, including customer purchasing behavior, installed-base consumable activity, and customer planning for the anticipated new platform.
Adjusted total operating expenses are expected to support Proteus development, platform integration, verification and validation activities, chemistry and workflow development, and launch preparation. The Company plans to manage spending against the revised launch timeline while maintaining the resources needed to advance Proteus toward commercialization.

Total cash usage is expected to include Proteus development, selected inventory investments, and commercial readiness activities supporting the updated Q2 2027 anticipated launch timing.
The Company does not provide a reconciliation of forward-looking adjusted total operating expenses to total operating expenses, the most directly comparable GAAP measure, because stock-based compensation, restructuring costs and other excluded items are dependent on future events and are not reasonably available without unreasonable efforts. These items could have a material effect on GAAP operating expenses.
The Company believes its cash, cash equivalents and investments in marketable securities of $169.9 million as of June 30, 2026, together with the announced cost-reduction actions, will support the Company’s operating plan into the fourth quarter of 2028.
Webcast and Conference Call Information
Quantum-Si will host a conference call to discuss its second quarter 2026 financial results on Thursday, August 13, 2026, at 4:30 p.m. Eastern Time. Individuals interested in listening to the conference call may do so by joining the live webcast in the Investors section of the Quantum-Si website under Events & Presentations. Alternatively, individuals may register here to receive a dial-in number and personalized PIN to participate in the call. An archived webcast of the event will be available for replay following the event.
About Quantum-Si Incorporated

Quantum-Si is transforming proteomics with a benchtop platform that brings single-molecule protein analysis to every lab, everywhere. The Company’s platform enables real-time kinetic-based detection and allows researchers to move beyond traditional, multistep workflows and directly access dynamic, functional protein insights with unparalleled resolution. By making protein analysis simpler, faster, and more informative, Quantum-Si is accelerating proteomic discoveries to improve the way we live. Learn more at quantum-si.com or follow us on LinkedIn or X.
Use of Non-GAAP Financial Measures
This press release presents the non-GAAP financial measures “adjusted total operating expenses” and “adjusted EBITDA.” The most directly comparable measures for these non-GAAP financial measures are total operating expenses and net loss. The Company has included below adjusted total operating expenses, which presents the Company’s total operating expenses after excluding stock-based compensation, legal settlement expense, net of insurance proceeds, restructuring costs and other non-recurring operating expenses. In addition, adjusted EBITDA further excludes interest, taxes, depreciation, amortization, dividend and interest income, changes in fair value of warrant liabilities and other income or expense.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2026.
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and development and commercialization of products, services and applications, its anticipated cash runway, the anticipated timing of product launches and product capabilities (including Proteus), the Company’s current belief regarding remaining technical challenges associated with Proteus commercialization, the expected timing and successful completion of system integration, optimization, verification, validation and launch-readiness activities, the expected benefits of the Company’s development-process, organizational and cost-control actions, including the reduction in force, and any financial guidance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Many of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the inability to maintain the listing of the Company’s Class A common stock on The Nasdaq Stock Market; the ability of the Company to grow and manage growth and retain its key employees; the Company’s ongoing leadership transitions and succession planning; the Company’s ability to successfully implement organizational changes, including workforce reductions, cost-control actions and development-process improvements, without disrupting product development, launch readiness, employee retention or customer engagement; the possibility that additional technical, integration, performance, reliability, verification, validation or launch-readiness challenges may arise or take longer or cost more to address than expected; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company’s product development and commercialization activities, including the use and benefit of artificial intelligence in these and other activities; the commercialization and adoption of the Company’s existing products and the success of any product the Company may offer in the future, including Proteus; the potential attributes and benefits of the Company’s commercialized Platinum protein sequencing instruments and kits and the Company’s other products (including Proteus) once commercialized; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing lease, license, manufacture and supply agreements; the Company’s ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than the Company; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets once commercialized, either alone or in partnership with others; the Company’s estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company’s financial performance; the Company’s defense and initiation of litigation matters; and other risks and uncertainties described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)
(unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$23,653	$21,639
Marketable securities, current	88,088	141,271
Accounts receivable, net of allowance of $270 and $270, respectively	57	561
Legal settlement insurance receivable	—	4,638
Inventory	2,027	3,197
Prepaid expenses and other current assets	5,262	4,554
Total current assets	119,087	175,860
Restricted cash, non-current	2,202	—
Marketable securities, non-current	58,122	52,855
Property and equipment, net	10,905	13,194
Operating lease right-of-use assets	2,707	3,464
Other assets	552	234
Total assets	$193,575	$245,607
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,591	$1,623
Accrued payroll and payroll-related costs	2,955	5,903
Accrued contracted services	3,210	3,356
Accrued legal settlement liability	—	8,000
Accrued expenses and other current liabilities	2,347	1,505
Warrant liabilities	—	794
Current portion of operating lease liabilities	1,843	1,844
Total current liabilities	11,946	23,025
Operating lease liabilities	1,410	2,322
Other long-term liabilities	18	34
Total liabilities	13,374	25,381
Stockholders’ equity:
Class A Common stock, $0.0001 par value; 600,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 198,946,412 and 196,431,273 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	20	20
Class B Common stock, $0.0001 par value; 27,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 19,937,500 shares issued and outstanding as of June 30, 2026 and December 31, 2025	2	2
Additional paid-in capital	923,805	918,190
Accumulated other comprehensive loss	(441)	(6)
Accumulated deficit	(743,185)	(697,980)
Total stockholders’ equity	180,201	220,226
Total liabilities and stockholders’ equity	$193,575	$245,607

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue
Product	$314	$558	$530	$1,366
Service	30	33	72	67
Total revenue	344	591	602	1,433

Cost of revenue
Product	172	230	349	567
Service	—	10	7	29
Total cost of revenue	172	240	356	596

Gross profit	172	351	246	837

Operating expenses:
Research and development	15,824	15,213	30,311	28,930
Selling, general and administrative	9,977	11,896	19,617	23,777
Legal settlement expense, net of insurance proceeds	—	3,362	—	3,362
Total operating expenses	25,801	30,471	49,928	56,069
Loss from operations	(25,629)	(30,120)	(49,682)	(55,232)
Dividend income	114	155	245	376
Interest income	1,544	2,157	3,288	4,483
Change in fair value of warrant liabilities	437	(994)	794	2,407
Other (expense) income, net	—	(14)	28	(28)
Loss before (provision) benefit for income taxes	(23,534)	(28,816)	(45,327)	(47,994)
(Provision) benefit for income taxes	—	(20)	122	(31)
Net loss	$(23,534)	$(28,836)	$(45,205)	$(48,025)

Net loss per common share attributable to common stockholders, basic and diluted	$(0.11)	$(0.16)	$(0.21)	$(0.26)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	217,802	183,625	217,141	182,968

Other comprehensive income (loss)
Net unrealized loss on marketable securities, net of tax	$(37)	$(54)	$(341)	$(107)
Foreign currency translation adjustment	(22)	16	(94)	22
Total other comprehensive loss, net of tax	(59)	(38)	(435)	(85)
Comprehensive loss	$(23,593)	$(28,874)	$(45,640)	$(48,110)

QUANTUM-SI INCORPORATED
RECONCILIATIONS OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net loss	$(23,534)	$(28,836)	$(45,205)	$(48,025)
Adjustments to reconcile to EBITDA:
Dividend income	(114)	(155)	(245)	(376)
Interest income	(1,544)	(2,157)	(3,288)	(4,483)
Depreciation and amortization	1,229	1,191	2,454	2,108
Income tax provision (benefit)	—	20	(122)	31
EBITDA	(23,963)	(29,937)	(46,406)	(50,745)
Adjustments to reconcile to Adjusted EBITDA:
Change in fair value of warrant liabilities	(437)	994	(794)	(2,407)
Stock-based compensation	3,050	2,789	5,615	5,151
Legal settlement expense, net of insurance proceeds	—	3,362	—	3,362
Restructuring costs	195	186	390	320
Other non-recurring operating expenses	—	367	—	611
Other expense (income), net	—	14	(28)	28
Adjusted EBITDA	$(21,155)	$(22,225)	$(41,223)	$(43,680)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Total operating expenses	$25,801	$30,471	$49,928	$56,069
Adjustments to reconcile to Adjusted total operating expenses:
Stock-based compensation	(3,050)	(2,789)	(5,615)	(5,151)
Legal settlement expense, net of insurance proceeds	—	(3,362)	—	(3,362)
Restructuring costs	(195)	(186)	(390)	(320)
Other non-recurring operating expenses	—	(367)	—	(611)
Adjusted total operating expenses	$22,556	$23,767	$43,923	$46,625

Contacts
Investor and Media:
Jeff Keyes
Chief Financial Officer
ir@quantum-si.com

Source: Quantum-Si Incorporated